Exhibit 99.1

Walgreens Boots Alliance Names Heather Dixon Senior Vice President,

Global Controller and Chief Accounting Officer

DEERFIELD, Ill., March 14, 2019 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today named Heather Dixon as its new senior vice president, global controller and chief accounting officer, effective March 18, 2019.

Dixon will join Walgreens Boots Alliance from Aetna, where she was vice president—controller and chief accounting officer since 2017, and previously, assistant controller, from 2016. Prior to Aetna, Dixon served as vice president, assistant controller at PepsiCo, and before that served as a vice president at American Express from 2005 to 2015 in roles of increasing responsibility with a focus on technical accounting, financial reporting and project delivery. Dixon began her career at PricewaterhouseCoopers from 1995 to 2005, where she was a member of the audit practice in the U.S. and the global capital markets group in the UK.

Dixon will report to James Kehoe, executive vice president and global chief financial officer.

“We are pleased to welcome Heather Dixon to Walgreens Boots Alliance in this critical leadership role in our global finance team,” Kehoe said. “She brings the perfect combination of experience and expertise in both U.S. and global finance, as well as the healthcare and consumer goods sectors.”

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise. The company’s heritage of trusted health care services through community pharmacy care and pharmaceutical wholesaling dates back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the U.S. and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25 countries and employ more than 415,000 people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with its equity method investments, has more than 18,500 stores in 11 countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with more than 390 distribution centers delivering to more than 230,000 pharmacies, doctors, health centers and hospitals each year in more than 20 countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

Walgreens Boots Alliance, Inc. | walgreensbootsalliance.com

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics.

Walgreens Boots Alliance is proud to be a force for good, leveraging many decades of experience and its international scale, to care for people and the planet through numerous social responsibility and sustainability initiatives that have an impact on the health and wellbeing of millions of people.

Walgreens Boots Alliance is included in Fortune magazine’s 2019 list of the World’s Most Admired Companies and ranked first in the food and drugstore category. This is the 26th consecutive year that Walgreens Boots Alliance or its predecessor company, Walgreen Co., has been named to the list.

More company information is available at www.walgreensbootsalliance.com.

(WBA-GEN)

Cautionary Note Regarding Forward-Looking Statements: All statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance or outcomes and involve risks, assumptions and uncertainties, including those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2018, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. These forward-looking statements speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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